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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-50617) pertaining to the 1996 Employee Stock Purchase Plan of SeaMED Corporation, 1997 SeaMED Corporation Employee Nonqualified Stock Option Plan (Form S-8 No. 333-31881), 1995 SeaMED Corporation Stock Option and Incentive Plan (Form S-8 No. 333-50613), and SeaMED Corporation 1998 Stock Option Plan (Form S-8 No. 333-31887) of our report dated August 14, 1998, with respect to the financial statements and schedule of SeaMED Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 1998.



                                        ERNST & YOUNG LLP


Seattle, Washington
September 30, 1998